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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





The Board of Directors
Marine Drilling Companies, Inc.:

         We consent to the use of our audit report, incorporated herein by reference, dated February 18, 1994 on the consolidated financial statements and schedules of Marine Drilling Companies, Inc. and subsidiaries as of December 31, 1993 and 1992, and for each of the years in the three-year period then ended and to the reference to our firm under the heading "Experts" in the prospectus and registration statement.





                                                 KPMG PEAT MARWICK



Houston, Texas
August 2, 1994